Duolingo Announces Second Quarter 2021 Results

Pittsburgh, PA – August 11, 2021 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile language platform, today announced financial results for the quarter ended June 30, 2021.

"Our recent IPO was a significant milestone in our journey to develop the best education in the world and make it universally available," said Luis von Ahn, Co-Founder and CEO of Duolingo. "This mission has not changed since we launched Duolingo nearly ten years ago and we have kept our focus on reaching new users, increasing engagement and growing subscribers. We were pleased to see that our monthly and daily active users in Q2 were comparable to last year, despite comparing against an extraordinary Q2 2020 when a record number of learners used Duolingo during the lockdowns. We are also pleased to see the strong growth in paid subscribers as more learners around the world engaged with our premium offering. We had nearly 40 million monthly users and close to 2 million subscribers at the end of June and we believe we can drive user growth from this higher base as we continue to invest in the business.”

Second Quarter 2021 Operational Highlights

•Total bookings were $64.5 million, an increase of 30% from the prior year quarter;
•Subscription bookings were $48.9 million, an increase of 34% from the prior year quarter;
•Monthly active users (MAUs) were 37.9 million, a decrease of 3% from the prior year quarter;
•Daily active users (DAUs) were 9.1 million, an increase of 2% from the prior year quarter;
•Paid Subscribers totaled 1.9 million at quarter end, an increase of 46% from the prior year.

Second Quarter 2021 Financial Highlights

•Total revenues were $58.8 million, an increase of 47% from prior year quarter;
•Gross Profit was $42.7 million, an increase of 51% from the prior year quarter;
•Net loss totaled $176 thousand, as compared to net income of $40 thousand in the prior year quarter;
•Adjusted EBITDA was $3.7 million, an increase of $1.4 million from the prior year quarter.

Financial Outlook

Duolingo is providing the following guidance for the third quarter and year ending December 31, 2021.

	Third Quarter 2021		Full Year 2021
(in millions)	Low	High	Low	High

Total Bookings	$63.0	$66.0	$267	$273
Revenues	$58.5	$61.5	$236	$242
Adjusted EBITDA	$(12.0)	$(8.0)	$(14)	$(8)

With regards to the Non-GAAP Adjusted EBITDA outlook provided above, a reconciliation to GAAP net earnings (loss) has not been provided as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-

GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Information
Duolingo will host a conference call to discuss its quarterly results today, August 11, at 5:30 p.m ET. The live webcast of Duolingo’s earnings conference call will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations website one hour following completion of the call.

About Duolingo
Duolingo is the leading mobile learning platform globally, offering courses in 40 languages to approximately 40 million monthly active users. With over 500 million downloads, its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of a subscription to Duolingo Plus. Total bookings represent the amounts we receive from a purchase of a subscription to Duolingo Plus, a registration for a Duolingo English Test, an in-app purchase for a virtual good and from advertising networks for advertisements served to our users. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenue because we recognize subscription revenue ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each month. MAUs are reported for a measurement period by taking the average of each calendar month in that measurement period. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Paid Subscribers. Paid subscribers are defined as users who pay for access to Duolingo Plus and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial.

Forward-Looking Statements
This press release contains forward-looking statements regarding our future expectations, including but not limited to statements regarding our future financial performance and outlook for the third quarter and full year 2021. These forward-looking statements are based on our current assumptions, expectations and beliefs, are only predictions and may differ materially from actual results due to a variety of factors including but not limited to risks related to (1) our ability keep existing users or add new users, or the potential that our existing users decrease their level of engagement with our products or do not convert to paying users, (2) the highly competitive online learning language industry, (3) changes to our existing brand and products, or the introduction of a new brand or products, which could fail to attract or keep users, (4) growing costs and investments that may have the effect of reducing our operating margin and profitability, (5) inherent challenges in measurement of user metrics and other estimates, (6) our ability to maintain good relationships with third-party platforms to distribute our products, (7) third-party hosting and cloud computing providers, (8) complex and evolving US and international laws and regulations applicable to our business, (9) our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws, (10) varying and rapidly-evolving regulatory framework on privacy and data protection across jurisdictions, (11) potential intellectual property-related litigation and proceedings, and (12) our ability adequately obtain, protect and maintain our intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Final Prospectus dated as of July 27, 2021 and filed with the SEC, pursuant to Rule 424(b)(4) on July 28, 2021, which is available on our Investor Relations website at https://investors.duolingo.com/. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and other filings and reports that we may file from time to time with the SEC. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA. Please refer to the definitions and reconciliations at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that Adjusted EBITDA provides meaningful supplemental info regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financials measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, https://investors.duolingo.com and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$114,636	$120,490
Accounts receivable	25,129	20,450
Deferred cost of revenues	17,168	13,585
Prepaid expenses and other current assets	5,635	3,855
Total current assets	162,568	158,380
Property and equipment, net	7,692	6,428
Capitalized software, net	3,731	2,296
Operating lease right-of-use assets	6,805	8,073
Other assets	897	562
Total assets	$181,693	$175,739

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,266	$2,196
Deferred revenues	70,997	54,792
Income tax payable	9	68
Accrued expenses and other current liabilities	9,779	8,634
Total current liabilities	85,051	65,690
Long term obligation under operating leases	7,810	8,131
Total liabilities	92,861	73,821
Convertible preferred stock, $.0001 par value	182,609	182,609
Total stockholders’ deficit	(93,777)	(80,691)
Total liabilities, convertible preferred stock and stockholders' deficit	$181,693	$175,739

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,
	2021	2020
Revenues	$58,803	$40,011
Cost of revenues	16,137	11,809
Gross profit	42,666	28,202
Operating expenses:
Research and development	21,940	12,111
Sales and marketing	9,619	8,625
General and administrative	11,585	7,384
Total operating expenses	43,144	28,120
Loss from operations	(478)	82
Other income (expense), net	303	(31)
(Loss) income before provision for income taxes	(175)	51
Provision for income taxes	1	11
Net (loss) income and comprehensive (loss) income	$(176)	$40
Basic net loss per share attributable to common stockholders	$(0.01)	$—
Diluted net loss per share attributable to common stockholders	$(0.01)	$—

DUOLINGO, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(176)	$40
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	636	623
Stock-based compensation	2,907	1,681
Changes in assets and liabilities	(4,263)	6,117
Net cash (used for) provided by operating activities	(896)	8,461
Cash flows from investing activities:
Capitalized software	(717)	—
Purchase of property and equipment	(1,139)	(593)
Net cash used for investing activities	(1,856)	(593)
Cash flows from financing activities:
Net proceeds from issuance of convertible preferred stock	—	9,976
Proceeds from exercise of stock options	1,277	168
Repayment of deferred offering costs	(1,348)	—
Net cash (used for) provided by financing activities	(71)	10,144
Net (decrease) increase in cash and cash equivalents	(2,823)	18,012
Cash and cash equivalents - Beginning of period	117,459	63,121
Cash and cash equivalents - End of period	$114,636	$81,133

Supplemental disclosure of cash flow information:

Cash paid for interest	$—	$—
Cash paid for income taxes	$58	$—

Supplemental disclosure of noncash investing activities:
Capitalized software included in accrued expenses	$75	$—
Property and equipment included in accrued expenses	$226	$—

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accrued expenses	$1,076	$—

Adjusted EBITDA: Adjusted EBITDA is defined as net loss excluding interest (income) expense, net, income tax provision, depreciation and amortization, IPO and public company readiness costs, stock-based compensation expense, tender offer-related costs, other expenses, and the impairment of capitalized software. Adjusted EBITDA is used by management to evaluate the financial performance of our business and we present Adjusted EBITDA because we believe it is helpful in highlighting trends in our operating results and that it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended June 30,
(In thousands)	2021	2020
Net loss	$(176)	$40
Interest (income) expense, net	(1)	(25)
Income tax provision	1	11
Depreciation and amortization	636	623
IPO and public company readiness costs(1)	1,213	—
Stock-based compensation expense	2,907	1,681
Other expenses(2)	(878)	—
Adjusted EBITDA	$3,702	$2,330
________________
(1)IPO and public company readiness costs include costs associated with IPO readiness and establishment of our public company structure and processes, including consultant costs.
(2)Represents one-time cash awards to Duolingo contributors under our non-employee volunteer program included within Sales and marketing expenses within our Consolidated Statement of Operations. During the three months ended June 30, 2021 we reduced the amount previously reserved in order to reflect those awards that were not claimed, resulting in a reduction of the expense.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com